UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 31, 2006

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction
of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, effective March 24, 2006, Westaff, Inc. (the “Company”) terminated the employment contract, as amended, dated December 22, 2000 (the “Employment Contract”) of Dirk A. Sodestrom, our former Senior Vice President and Chief Financial Officer. Under the Employment Contract, the Company was obligated to pay Mr. Sodestrom transition compensation in the form of a single lump sum cash payment equivalent to sixty-five (65) weeks of his base salary, less appropriate withholdings, if Mr. Sodestrom’s employment was terminated while Mr. Sodestrom was an active regular employee and he was not terminated for cause or for performance-related issues. At the time of his termination, Mr. Sodestrom’s annual base salary was $285,000.

On March 31, 2006, Mr. Sodestrom and the Company executed a Mutual Release (the “Release”), setting forth the terms related to Mr. Sodestrom’s departure from the Company. Pursuant to the Release, under which Mr. Sodestrom and the Company each releases and discharges all claims that he or it has against the other party and their affiliates related to Mr. Sodestrom’s employment and termination with the Company, Mr. Sodestrom will receive transition compensation equal to a lump sum cash payment in the amount of $356,250.00, which is equivalent to sixty-five (65) weeks of his base salary, less appropriate federal and state income and employment taxes. The Release also contains covenants for mutual non-disparagement and litigation assistance from Mr. Sodestrom. In addition, the Company agreed to pay an amount equal to its share of the premiums under Mr. Sodestrom’s medical coverage immediately prior to Mr. Sodestrom’s termination, to the applicable plan administrator, for Mr. Sodestrom’s medical coverage under “COBRA” for a period of up to twelve (12) months from March 24, 2006, or until such time as Mr. Sodestrom becomes eligible to obtain coverage under any other group health plan. Mr. Sodestrom agreed to promptly notify the Company in the event that he obtains such coverage. A copy of the Mutual Release is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Document

99.1	Mutual Release, dated as of March 31, 2006, by and between Dirk A. Sodestrom and Westaff Support, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Patricia M. Newman
Patricia M. Newman
President and Chief Executive Officer
Date: April 5, 2006

EXHIBIT INDEX

Item 99.1                                                 Mutual Release, dated as of March 31, 2006, by and between Dirk A. Sodestrom and Westaff Support, Inc.